UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2026

Rainier Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	001-43462 (Commission File Number)	98-1782716 (I.R.S. Employer Identification Number)

1 Penn Plaza, 48th Floor New York, New York (Address of principal executive offices)	10119 (Zip Code)

(646) 465-9000

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, and one-quarter of one redeemable Warrant to acquire one Class A ordinary share	RNAQU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	RNAQ	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	RNAQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On September 2, 2026, simultaneously with the consummation of the closing of the over-allotment option described under Item 8.01 of this Current Report on Form 8-K, Rainier Acquisition Corporation (the “Company”) consummated the private placement (the “Private Placement”) of 5,625 private placement units (“Private Placement Units”) at a price of $10.00 per Private Placement Unit pursuant to the Private Placement Unit Purchase Agreement, dated August 26, 2026, by and between the Company and Ravenna 7 LLC (the “Sponsor”). Each Private Placement Unit consists of one Class A ordinary share and one-quarter of one warrant (“Private Placement Warrants”), each whole Private Placement Warrant entitling the Sponsor to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment. The Private Placement Units are identical to the Units issued in the IPO (as defined below), except that the Private Placement Warrants contained in the Private Placement Units will be non-redeemable and may be exercised on a cashless basis, but in each case only if they are held by the Sponsor, subject to certain limited exceptions. The Private Placement Units and the respective Class A ordinary shares underlying such units are not transferable or salable until 30 days after the completion of the Company’s initial business combination, unless approved by the Company’s public shareholders. The Private Placement Units have been issued pursuant to and are governed by the Private Placement Unit Purchase Agreement, which was previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed August 28, 2026. No underwriting discounts or commissions were paid with respect to the Private Placement. The issuance of the Private Placement Units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

As previously reported, on August 26, 2026, the Company consummated its initial public offering (“IPO”) of 7,500,000 units (the “Units”). Each Unit consists of one Class A ordinary share, $0.0001 par value per share (the “Class A Ordinary Share”), and one-quarter of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment. Simultaneously with the IPO, the Company consummated the Private Placement of 194,375 Private Placement Units at a price of $10.00 per Private Placement Unit.

On September 1, 2026, the underwriters exercised in full their over-allotment option to purchase an additional 1,125,000 Units (the “Option Units”) at a price of $10.00 per Option Unit. The closing of the issuance and sale of the Option Units occurred on September 2, 2026. The sale of the Units and Option Units in the IPO generated total gross proceeds to the Company of $86,250,000. Simultaneously with the closing of the over-allotment option, the Company consummated the Private Placement of an additional 5,625 Private Placement Units at a price of $10.00 per Private Placement Unit.

Of the proceeds from the IPO and the Private Placement (inclusive of the over-allotment option proceeds), a total of $86,250,000 was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, as trustee, for the benefit of the Company’s public shareholders.

An audited balance sheet as of August 28, 2026, reflecting receipt of the proceeds from the IPO and the Private Placement, has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
99.1	Audited Balance Sheet, as of August 28, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2026

Rainier Acquisition Corporation

By:	/s/ Gbola Amusa
	Name:	Gbola Amusa, M.D., CFA
	Title:	Chief Executive Officer